UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Oruka Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 Oak Grove Avenue Suite 100
Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 606-7910

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORKA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 27, 2026, Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), disclosed in a preliminary prospectus supplement relating to the Offering (as defined below) that the Company estimates that its cash, cash equivalents, and investments were approximately $496 million as of March 31, 2026. The Company is furnishing this information pursuant to Item 2.02 solely because it was disclosed in the preliminary prospectus supplement relating to the Offering.

This preliminary estimate is based on currently available information and is subject to revision based upon, among other things, the finalization and closing of the Company’s accounting books and records. The Company’s financial results for the three months ended March 31, 2026 are not yet finalized. The preliminary financial data included in the prospectus supplement was prepared by, and is the responsibility of, the Company’s management. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of the results to be achieved in any future period.

Such preliminary results are furnished in the excerpt from the preliminary prospectus supplement attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On April 28, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Leerink Partners LLC, TD Securities (USA) LLC, Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as the representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), providing for the offering and sale by the Company of 9,660,000 shares of common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $72.50 per share (the “Offering”). In addition, the Company has granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,449,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-294852) previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on April 10, 2026 under the Securities Act, including the related prospectus dated April 10, 2026, as supplemented by a preliminary prospectus supplement, dated April 27, 2026 (SEC Accession No. 0001213900-26-048099), and prospectus supplement, dated April 28, 2026, filed with the SEC pursuant to Rule 424(b) under the Securities Act. On April 30, 2026, the Offering closed and the Company completed the sale and issuance of an aggregate of 9,660,000 shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including for liabilities under the Securities Act.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement by and among Oruka Therapeutics, Inc. and Leerink Partners LLC, TD Securities (USA) LLC, Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as representatives of the several Underwriters, dated April 28, 2026

5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)
99.1	Excerpt from Preliminary Prospectus Supplement dated April 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Such forward-looking statements include, but are not limited to, those regarding the Company’s estimated cash, cash equivalents, and investments as of March 31, 2026. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control, including, without limitation, those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other filings and reports that the Company makes from time to time with the SEC. The Company does not undertake or accept any duty to make any updates or revisions to any forward-looking statements, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oruka Therapeutics, Inc.
(Registrant)

Date: April 30, 2026	By:	/s/ Paul Quinlan
	Name:	Paul Quinlan
	Title:	General Counsel

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